EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of April 1, 1998 by and between VIATEL, INC., a Delaware corporation with an office at 800 Third Avenue, New York, New York 10022 (the "Company"), and MICHAEL J. MAHONEY, an individual currently residing at 77 Park Avenue, Apt. 15E, New York, New York 10016 (the "Executive").

                              W I T N E S S E T H:

             WHEREAS, the Company and the Executive have previously entered into an Employment Agreement, dated as of September 23, 1996, and the parties desire to amend and restate such agreement as set forth below.

                  NOW  THEREFORE,   each  of  the  Company  and  the  Executive,
intending to be legally bound, hereby mutually covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The following terms used in this Agreement shall have the meanings set forth below.

                  1.1 "Accrued Obligations" shall mean, as of the date of Termination, the sum of Executive's aggregate accrued but unpaid (A) Base Salary, (B) Bonus Award, (C) other cash compensation and (D) vacation pay, expense reimbursements and other cash entitlements, all determined through the date of Termination.

                  1.2 "Base  Salary"  shall mean the amount set forth in Section
3.1 hereof, or if the Executive has received different Base Salaries during the course of a year, the average of such Base Salaries.

                  1.3 "Bonus Agreement" shall mean that certain Bonus Agreement dated September 23, 1996, as amended by the First Amendment to Bonus Agreement attached hereto as Exhibit A.

                  1.4 "Bonus Award" shall have the meaning specified in the Bonus Agreement.

                  1.5 "Cause" shall mean  Executive's (i) material  violation of
Section 2.3 hereof, which violation has not been cured within 15 days of the date that written notice thereof is received by Executive from the Board of Directors of the Company (the "Board"); (ii) material violation of Section 4.1 or 4.2 hereof; (iii) violation of Section 4.3 hereof; (iv) gross negligence or dishonesty in the performance of his duties hereunder or habitual neglect in managing the Company; PROVIDED, HOWEVER, that the Board undertakes a comprehensive review and determines that such conduct is materially injurious or materially damaging to the Company or its reputation; or (vi) conviction of any felony or a misdemeanor involving fraud, misrepresentation or dishonesty.

                  1.6 "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock of the Company on a fully diluted basis or (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

                  1.7 "Common Stock" shall mean the common stock, par value $.01 a share, of the Company.

                  1.8 "Competitive Activities" shall have the meaning set forth in Section 4.3 hereof.

                  1.9 "Confidential Material" shall have the meaning set forth in Section 4.2 hereof.

                  1.10 "Control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  1.11 "Disability" shall mean Executive's death or inability to perform his material duties to the Company by reason of a physical or mental disability, which has existed for an aggregate of nine months during any twelve-month period.

                  1.12 "Disability Payment" shall mean, for purposes of Section 5.3(d) hereof, an amount equal to 60% of the Base Salary in effect for the calendar year in which such Disability occurred (or the average Base Salary if such Disability occurred over more than one calendar year).

                  1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  1.14 "Good Reason" shall mean any (i) reduction in Executive's Base Salary, (ii) failure by the Company to continue any material benefit or compensation plan, life insurance plan, health and accident plan, disability plan (or plan providing Executive with substantially similar benefits) in which Executive is participating or the material reduction by the Company of Executive's benefits under any such plan, (iii) failure by the Company to obtain an assumption of this Agreement by any successor of the Company (as contemplated in Section 6.2 hereof), (iv) transaction resulting in a Change of Control, if Executive has provided written notice to the Company within 60 days of such Change of Control of his intentions to cease employment hereunder or (v) material diminution in Executive's authority, function or position with the Company which continues after 15 days of the date that written notice thereof is given to the Board by Executive.

                  1.15 "Intellectual Property" shall mean any idea, process, trademark, service mark, trade or business secret, invention, technology, computer program or hardware, original work of authorship, design, formula, discovery, patent or copyright, application, record, design, plan or specification and any improvement, right or claim related to the foregoing.

                  1.16  "Participation"   shall  mean  the  direct  or  indirect
participation in any Competitive Activity, whether as an operator, manager, consultant, and whether individually or jointly.

                  1.17 "Performance  Year"   shall  mean   each   calendar  year
beginning on January 1 and ending on December 31.

                  1.18 "Person" shall mean any individual or entity, whether a governmental or other agency or political subdivision thereof or otherwise.

                  1.19 "Severance Amount" shall mean, for purposes of Section 5.3(b) hereof, an amount equal to (i) the sum of (A) the Base Salary for the calendar year in the Term in which the date of Termination occurs plus (B) the prior year's Bonus Award (not to be less than $100,000) MULTIPLIED BY (ii) the Severance Period Multiple.

                  1.20 "Severance Period Multiple" shall mean, the quotient obtained by dividing (i) the Severance Period by (ii) 12; PROVIDED, HOWEVER, that the Severance Period Multiple shall not be less than one (1), except that in the case of a Change of Control, the Severance Period Multiple shall not be less than two and one half (2.5).

                  1.21 "Severance Period" shall mean the number of full calendar months remaining in the Term on the date of any Termination.

                  1.22 "Term" shall have the meaning set forth in Section 2.2 hereof and shall include any renewal or extension as set forth therein.

                  1.23 "Termination" shall mean termination of Executive's employment with the Company for any reason, including (i) for Disability, (ii) with or without Cause, (iii) resignation by Executive with or without Good Reason or (iv) upon the expiration of the Term.

                  1.24 "Voting Stock" shall mean with respect to any share, interest, participation or other equivalent (however designated, whether voting or non-voting) in equity of the Company, whether now outstanding or issued after the date hereof, including, without limitation, any Common Stock, any preferred stock and any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the Board.

                                   ARTICLE Il

                               EMPLOYMENT AND TERM

                  2.1 EMPLOYMENT. The Executive shall be employed as the President and Chief Executive Officer of the Company, and Executive hereby accepts such employment. In addition, Executive agrees that he will serve in any similar capacity on behalf of any existing or future subsidiary of the Company as reasonably requested by the Board.

                  2.2 TERM. (a) The Term shall commence on the date hereof and shall end on the earlier of (i) one week after the third anniversary of such date and (ii) the date of any Termination.

                              (b) Subject  to  Section  5.2  hereof,  if six (6)
months' advance written notice terminating this Agreement is not received by either party from the other party before March 19, 2001 or any subsequent anniversary of such date, then this Agreement shall be automatically renewed for successive one year-periods.

                  2.3 DUTIES. The Executive shall be directly responsible for the Company's strategy and daily operations and shall have all powers, duties and responsibilities commensurate with his positions as set forth in Section 2.1 hereof or as may be assigned by the Board from time to time; PROVIDED, HOWEVER, that any such powers, duties and responsibilities assigned by the Board are commensurate with such positions. The Executive shall use his best efforts and devote all of his business time, attention and energy in performing his duties hereunder. Notwithstanding the foregoing, nothing in this Agreement shall restrict Executive from managing his personal investments, personal business affairs and other personal matters, or serving on civic or charitable boards or committees, if such activities do not interfere with the performance of his duties hereunder or conflict with the Company's interests.

                                   ARTICLE III

                            COMPENSATION AND BENEFITS

                  3.1 BASE SALARY. For services performed by Executive for the Company and its subsidiaries hereunder, the Company shall pay Executive an annual Base Salary of $300,000 in accordance with the Company's regular payroll practices. On each anniversary date of this Agreement, the Executive shall be subject to an annual review; PROVIDED, HOWEVER, that the Executive's Base Salary shall be increased (but not decreased) to an amount equal to the product of the Base Salary multiplied by the sum of (i) one plus (ii) the percentage increase, if any, in the Consumer Price Index for all Urban Consumers, All Items, for the most recent twelve-month period for which such figures are then available as promulgated by the Department of Labor Bureau of Statistics.

                  3.2 BONUSES. Executive shall be eligible to receive an annual cash bonus in accordance with the Bonus Agreement. Any compensation which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the Base Salary and any Bonus Award.

                  3.3 STOCK OPTIONS. Executive shall be entitled to receive annual grants of stock options or restricted stock in amounts determined by the Board (or any committee thereof) in its sole and absolute discretion.

                  3.4 OTHER BENEFITS. In addition to the Base Salary and the Bonus Award, Executive shall also be entitled to the following:

                              (a) PARTICIPATION  IN  BENEFIT  PLANS.   Executive
shall be entitled to participate in and receive benefits under all present and future life, accident, disability, medical, pension, and savings plan and all similar benefits made available to senior executive officers of the Company. Executive shall also be entitled to participate in all other welfare and benefit plans maintained by the Company and/or its subsidiaries, as the case may be, for their respective employees generally.

                              (b) VACATION.  Executive   shall  be  entitled  to
vacation and paid holidays consistent with the Company's practices as adopted from time to time; PROVIDED, HOWEVER, that such vacation shall not be less than 20 days each year.

                              (c) EXPENSES.   The   Company   shall    reimburse
Executive for reasonable travel expenses and out of pocket business expenses incurred by Executive in the performance of his duties hereunder, provided appropriate documentation supporting such expenses is submitted in accordance with the Company's governing policies.

                                   ARTICLE IV

                                    COVENANTS

                  4.1 NON-INTERFERENCE. During the Term and a period of two years thereafter, Executive agrees not to solicit or encourage any employee of the Company who is employed in an executive, managerial, administrative or professional capacity or who possesses Confidential Material to leave the employment of the Company.

                  4.2 NONDISCLOSURE OF CONFIDENTIAL MATERIAL. (a) In the performance of his duties hereunder, Executive shall have access to confidential records and information, including, but not limited to, information relating to
(i) any Intellectual Property or (ii) the Company's business practices, finances, developments, customers, affairs, marketing or purchasing strategy or other secret information (collectively, clauses (i) and (ii) of this Section 4.2(a) are referred to as the "Confidential Material").

                           (b)  All  Confidential  Material  shall be  disclosed
to Executive in confidence. Except in performing his duties hereunder, Executive shall not, during the Term and at all times thereafter, disclose or use any Confidential Material.

                           (c)  All   records,   files,   drawings,   documents,
equipment and other tangible items containing Confidential Material shall be the Company's exclusive property, and, upon termination of this Agreement, or whenever requested by the Company, Executive shall promptly deliver to the Company all of the Confidential Material (and copies thereof) that may be in Executive's possession or control. The Company hereby represents and warrants that it shall give custody of such Confidential Material to a escrow agent, with terms acceptable to both the Company and the Executive, for a three-year period at an annual cost not to exceed $500.

                           (d)  The foregoing  restrictions  shall not  apply if
(i) such Confidential Material has been publicly disclosed (not due to a breach by Executive of his obligations hereunder or by breach of any other person of a fiduciary or confidential obligation to the Company) or (ii) Executive is required to disclose Confidential Material by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction; PROVIDED, HOWEVER, that Executive shall, prior to any such disclosure, immediately notify the Company of such requirement; PROVIDED, FURTHER, that the Company shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Material to be so disclosed on such terms as it shall determine.

                  4.3 NON-COMPETITION. (a) The Executive shall not, during the Term, Control any Person which is engaged, directly or indirectly, or Participate in any business that is competitive with the Company's business of developing, operating or expanding a facilities-based telecommunications voice or voice band data network within any country in any European Union member state, Switzerland or any country (excluding the Americas) in which the Company currently has a switch or point of presence for either origination or termination of voice or voice band data transmissions or in which the Company is so engaged in business or proposes to be so engaged in business in accordance with its strategic business plan current at the time of the Termination (including the solicitation of any customer of the Company on behalf of any competitor or any other business, directly, indirectly on behalf of himself or any other Person) (collectively, "Competitive Activities"); PROVIDED, HOWEVER, that nothing in this Agreement shall preclude Executive from owning less than 5% of any class of publicly traded equity of any Person engaged in any Competitive Activity. Notwithstanding the immediately preceding sentence, if the Company has ceased to so provide such services within any such country at the time of Executive's Termination (or any time thereafter), the covenant set forth in the immediately preceding sentence shall no longer be applicable to such any such business in such country.

                       (b) Upon Termination for Disability or Cause or without Good Reason the Executive shall not, for himself or any third party, directly or indirectly, for a period of one year following the date of such Termination engage in Competitive Activities.

                       (c) Upon Termination either without Cause or for Good Reason the Executive shall not, for himself or any third party, directly or indirectly, engage in Competitive Activities for a period equal to the greater of (i) the Severance Period and (ii) one year following the date of Termination.

                  4.4  EXECUTIVE INVENTIONS AND IDEAS.

                       (a) Executive hereby agrees to assign to the Company, without further consideration, his entire right, title and interest (within the United States and all foreign jurisdictions), to any Intellectual Property created, conceived, developed or reduced to practice by Executive (alone or with others), free and clear of any lien or encumbrance. If any Intellectual Property shall be deemed patentable or otherwise registrable, Executive shall assist the Company (at its expense) in obtaining letters patent or other applicable registration therein and shall execute all documents and do all things (including testifying at the Company's expense) necessary or appropriate to obtain letters patent or other applicable registration therein and to vest in the Company, or any affiliate specified by the Board.

                       (b) Should the Company be unable to secure Executive's signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Intellectual Property, whether due to Executive's Disability or other reason, Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and on Executive's behalf and stead and to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and other enforcement of patents, copyrights or other rights or protections with the same effect as if executed and delivered by Executive.

                  4.5  ENFORCEMENT.

                       (a) Executive   acknowledges   that    violation  of  any
covenant or agreement set forth in this Article IV would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and, therefore, upon any breach by Executive of this Article IV, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages, and all of the Company's rights and remedies shall be unrestricted.

                       (b) If any provision of this Agreement, or application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction or be found in an arbitration proceeding to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to any other person, place and circumstance shall remain in full force and effect. It is the intention of the parties hereto that the covenants contained herein shall be enforced to the maximum extent (but no greater extent) in time, area, and degree of participation as is permitted by the law of the jurisdiction whose law is found to be applicable to the acts allegedly in breach of this Agreement, and the parties hereby agree that the court making any such determination shall have the power to so reform the Agreement.

                       (c) The Executive understands that the provisions of this Article IV may limit his ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to time and the scope of activity to be restrained; and (iii) the consideration provided under this Agreement, including, without limitation, any amounts or benefits provided under Article V hereof, is sufficient to compensate Executive for the restrictions contained in this Article IV. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that he will not assert, and it should not be considered, that any provisions of this Article IV prevented him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

                       (d) Each of the covenants of this Article IV is given by Executive as part of the consideration for this Agreement and as an inducement to the Company to enter into this Agreement and accept the obligations hereunder.

                                    ARTICLE V

                                   TERMINATION

                  5.1 TERMINATION OF AGREEMENT. Except for those provisions of this Agreement that survive Termination, this Agreement shall terminate upon any Termination.

                  5.2  PROCEDURES APPLICABLE TO TERMINATION.

                       (a) TERMINATION FOR CAUSE. The Executive may be terminated for Cause, upon at least 30 days' prior written notice from the Board to Executive for termination for Cause provided that Executive, with his counsel, shall have had the opportunity during such period to be heard at a meeting of the Board concerning such determination.

                       (b) RESIGNATION FOR GOOD REASON. The Executive may terminate his employment for Good Reason, upon at least 30 days' prior written notice from Executive to the Board of his intent to resign for Good Reason provided that Executive, with his counsel, shall have met with the Board, if requested by the Board, during such period with respect to his intent to resign.

                       (c) TERMINATION WITHOUT CAUSE OR FOR DISABILITY. The Executive may be terminated without Cause or for Disability, upon at least 30 days' prior written notice from the Board to Executive, by a vote of the Board, provided that Executive, with his counsel, shall have had the opportunity during such period to be heard at a meeting of the Board with respect to such determination.

                       (d)  NO EFFECT  ON  RIGHTS.   The  Executive's  right  or
obligation to be heard in connection with a Termination shall not otherwise effect the rights and obligations of Executive or the Company hereunder.

                  5.3  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                       (a) ACCRUED OBLIGATIONS AND OTHER BENEFITS. Upon any Termination, the Company shall pay to Executive, or, upon Executive's Disability, to his heirs, estate or legal representatives, as the case may be, the following:

                           (i)  all  Accrued  Obligations  in a lump sum  within
10 days after the date of Termination; and

                           (ii) all benefits accrued by Executive as of the date
of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

                       (b) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. If the Board terminates Executive's employment without Cause (excluding Termination because of Disability), or if Executive resigns for Good Reason, in addition to the amounts payable under Section 5.3(a) hereof:

                            (i) The Company  shall pay  Executive the  Severance
Amount in a lump sum within 10 days after the date of Termination; and

                            (ii) The   Company   shall   continue  all  benefits
coverage of Executive and any dependents then provided under its benefit plans or policies for the unexpired portion of the Term.

                       (c) TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. If the Board terminates Executive's employment for Cause, or if Executive resigns without Good Reason, Executive shall only be entitled to the amounts payable under Section 5.3(a) hereof:

                       (d) TERMINATION FOR DISABILITY. Upon Termination of Executive because of a Disability, in addition to the amounts payable under
Section 5.3(a) hereof, the Company shall pay the aggregate Disability Payment for three years in accordance with the Company's regular payroll practices then in existence.

                       (e) EXCLUSIVITY. Any amount payable to Executive pursuant to this Article V shall be Executive's sole remedy upon a Termination, and Executive waives any and all rights to pursue any other remedy at law or in equity; PROVIDED, HOWEVER, that Executive does not hereby waive any right provided under any federal, state or local law or regulation relating to employment discrimination.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 EXECUTIVE ACKNOWLEDGMENT. The Executive acknowledges that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the

Company, and that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                  6.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive's heirs and representatives and the Company's successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of assets or stock, liquidation, or otherwise), by agreement in form and substance reasonably satisfactory to Executive, to assume performance of this Agreement in the same manner that the Company would have been required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law.

                  6.3 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                       (a)   if to the Board or the Company, to:

                             Viatel, Inc.
                             800 Third Avenue, 18th Floor
                             New York, New York 10022
                             Attention:  Senior Vice President, Business
                                         Affairs and General Counsel

                       (b)   if to Executive, to:

                             77 Park Avenue, Apt. 15E
                             New York, New York 10016

                             with a copy to:

                             Lanny A. Oppenheim, Esq.
                             Christy & Viener
                             620 Fifth Avenue
                             New York, New York 10020


Any such address may be changed by written notice sent to the other party at the last recorded address of that party.

                  6.4 TAX WITHHOLDING. The Company shall provide for the withholding of any taxes required to be withheld under federal, state and local law (other than the employer's portion of such taxes) with respect to any payment in cash and/or other property made by or on behalf of the Company to or for the benefit of Executive under this Agreement or otherwise. The Company may, at its option: (i) withhold such taxes from any cash payments owing from the Company to Executive, (ii) require Executive to pay to the Company in cash such amount as may be required to satisfy such withholding obligations and/or (iii) make other satisfactory arrangements with Executive to satisfy such withholding obligations.

                  6.5 NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided in Section 6.2 hereof, this Agreement is not assignable by any party, and no payment to be made hereunder shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance or other charge. Except for the Company and its existing and future subsidiaries, no Person shall be, or deemed to be, a third party beneficiary of this Agreement.

                  6.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  6.7 JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of New York, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York as applied to contracts capable of being wholly performed in such State.

                  6.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Bonus Agreement, and the Exhibits attached hereto embody the entire understanding of the parties hereto, and supersede all prior agreements, including the employment agreement dated September 23, 1996, regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by both of the parties hereto.

                  6.9  HEADINGS.   The  headings  in  this   Agreement  are  for
convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

                  6.10  SURVIVAL.   Notwithstanding  anything  to  the  contrary
herein, Article IV, Section 5.3 and Article VI of this Agreement shall survive termination of this Agreement or Termination for any reason whatsoever.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

                                  VIATEL, INC.

                                  By: /S/ ALLAN L. SHAW
                                      _____________________


                                  EXECUTIVE

                                   /S/ MICHAEL J. MAHONEY
                                   ________________________